                                                                     Exhibit 2.4
                                                                     -----------

                           Stock Purchase Agreement

                           STOCK PURCHASE AGREEMENT
                           ------------------------


          STOCK PURCHASE AGREEMENT, dated as of March 26, 1999, between LOUIS PAOLINO, JR. an individual and the persons designated by Louis Paolino, if any (collectively referred to as the "Purchasers" or each , singularly as a "Purchaser") and MACE SECURITY INTERNATIONAL, INC., a Delaware corporation with offices at 160 Benmont Avenue, Bennington, Vermont 05201 (the "Seller").

                              W I T N E S E T H :
                              - - - - - - - - -

          WHEREAS, Purchasers desire to acquire, and the Seller desires to sell, 3,675,000 shares of Seller's common stock, par value $.01 per share (the "Common Stock") upon the terms and subject to the conditions hereinafter set forth.

          NOW, THEREFORE, the parties hereto, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

          In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

          "Affiliate" shall mean, with respect to any Person, any Person that
           ---------
directly or indirectly controls, is controlled by or is under common control with the Person in question, and, in the case of an individual, all minor children of such individual and all other members of such individual's immediate family living in such individual's residence.

          "Agreement" shall mean this Stock Purchase Agreement, together with
           ---------
all exhibits and schedules referred to herein.

          "Commission" shall mean the Securities and Exchange Commission.
           ----------

          "Common Stock" shall have the meaning ascribed thereto in the recitals
           ------------
section of this Agreement

          "CS-1" shall mean a compound consisting of CS (O-
           ----
chlorobenzalmalononitrile) and a flow agent.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

          "Financial Statements" shall mean the audited balance sheets of the
           --------------------
Seller as at December 31, 1998, and the related statements of income, cash flows and retained earnings for the fiscal years then ended, including any related notes, each prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied with prior periods and the interim unaudited balance sheets, statements of income, cash flows and retained earnings for each of the fiscal quarters since December 31, 1998, each of which have been filed with the Commission.

          "Knowledge" or Known" shall mean, with respect to the Seller, the
           ---------------------
actual knowledge of chief executive officer and the chief operating l officer of the Seller, and with respect to any Purchaser, the actual knowledge of the such Purchaser.

          "Person" shall mean any natural person, corporation, unincorporated
           ------
organization, limited liability company, partnership, limited liability partnership, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government, or any other entity.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------


                                  ARTICLE II

                       Purchase of Stock ; Consideration
                       ---------------------------------

          /S/2.1    Terms of the Purchase.
                    ---------------------

                On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement:

                (a) The Seller shall sell to the Purchasers at the Closing, as hereinafter defined, 3,675,000 shares of Common Stock (the "Purchased Stock").

                (b) The Purchasers shall pay to the Seller the sum of $1.375 per share, or Five Million Fifty Three Thousand One Hundred Twenty Five and 00/100 Dollars ($5,053,125.00) (the "Purchase Price"), payable at the Closing in immediately available funds.

          /S/2.2    The Closing
                    -----------

                The closing of the transactions contemplated by this Agreement shall take place at the offices of the Seller at 160 Benmont Ave, Bennington, VT, at 10:00 A.M., Eastern time on or about May 28, 1999, or such other date, time or place as the parties may agree (the "Closing Date"). In the alternative, the Closing may take place by the parties forwarding executed copies of all documents required to be delivered pursuant to Section 2.3 to be held in escrow by Germaine Curtin, Esq., with the Purchase Price wired to the Seller. The Purchased Stock, issued in the name(s) designated by the Purchasers, will be forwarded to the Purchasers by overnight delivery promptly following receipt of the Purchase Price. The closing of the transactions contemplated by this Agreement is herein called the "Closing."

          /S/2.3    Transactions at the Closing
                    ---------------------------

                The following transactions shall take place at the Closing:

                (a) Purchasers shall deliver the Purchase Price in immediately available funds, by certified check or wire transfer.

                (b) Seller shall deliver to the Purchasers one or more stock certificates evidencing an aggregate of 3,675,000 shares of Common Stock, bearing the following legend "These securities have not been registered under the Securities Act of 1933 and may be reoffered and sold only if so registered or if an exemption from registration is available."

                (c) Seller and Purchasers shall each deliver such evidences of consent, and other instruments or documents as are required pursuant to Article VI.

                (d) Seller shall have obtained resignation letters from each of its current Directors, other than Jon E. Goodrich. The resignation of the Directors shall be effective as of the Closing. Jon E.. Goodrich shall remain on the Board.

                (e) Jon E. Goodrich, as the remaining director, shall appoint Louis Paolino, and the persons listed on Exhinit C attached hereto and incorporated herein by this reference to fill the Board vacancies created by the resigning Directors.

                (f) Louis Paolino, Jr. (regardless of whether he assigns his rights as a Purchaser under this Agreement) shall have accepted the position of President and CEO of the Seller, effective as of the Closing and Seller and Mr. Paolino shall have executed and delivered the employment agreement, the form of which is attached hereto as Exhibit A.

                (g) Seller shall deliver the certificates for the Purchased Stock described in Section 2.1(a) and all conditions to closing shall have been satisfied or waived.

                (h) Purchasers shall deliver the purchase price described in
Section 2.1(b) and all conditions to closing shall have been satisfied or waived.

                                  ARTICLE III

                 Representations and Warranties of the Seller
                 --------------------------------------------

                In order to induce the Purchasers to enter into this Agreement and the other agreement contemplated herein the Seller makes the representations, warranties and covenants set forth below to the Purchasers, which are true and correct as of the date of the Agreement and which will be true and correct in all material respects as though they had been made at the date of the Closing.

          /S/3.1    Organization
                    ------------

                The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller is duly qualified to transact business in all jurisdictions where the ownership or leasing of it assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a material adverse effect on Seller. The Seller has the requisite corporate power and authority to own or lease and operate its properties and conduct its business as presently conducted.

          /S/3.2    Capitalization.
                    --------------

                The authorized capital stock of Seller consists of 18,000,000 shares of common stock, $.01 par value, of which 6,825,000 shares are issued and outstanding and 2,000,000 shares of preferred stock, $.01 par value, none of which are issued and outstanding. All of such issued and outstanding shares are validly issued, fully paid and non-assessable and are free of preemptive rights.

          /S/3.3    Rights, Warrants, Options
                    -------------------------

                Except as set forth in Schedule 33 hereto, there are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Seller; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Seller; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Seller of any capital stock or other equity interests of the Seller.

          /S/3.4    Authorization; Enforceability
                    -----------------------------

                The Seller has the corporate power and authority to execute, deliver and perform this Agreement. This Agreement and all other documents to be executed and delivered by the Seller pursuant to this Agreement has been or will be duly authorized, executed and delivered and, when executed and delivered, will constitute the legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

          /S/3.5    No Violation or Conflict
                    ------------------------

                The execution, delivery and performance of this Agreement and the other documents contemplated herein to be executed by the Seller, and the consummation by the Seller of the transactions contemplated hereby and thereby:
(a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of the Seller's Certificate of Incorporation or Bylaws; and (b) do not, with or without the passage of time or the giving of notice, or both, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, or result in the creation of any lien, charge or encumbrance upon the Purchased Stock pursuant to, any instrument or agreement to which the Seller is a party or by which the Seller or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained or waived at or prior to the Closing.

          /S/3.6    Consents of Governmental Authorities and Others
                    -----------------------------------------------

                Except for shareholder and director approval and the requirement that the Seller file with the Commission and distribute to its shareholders a proxy or information statement as may be required by the NASDAQ Stock Market and the Commission, no material consent, approval or authorization of, or registration, qualification or filing with, any federal, state or local governmental or regulatory authority, or any other Person, is required in connection with the execution, delivery or performance of this Agreement by the Seller or the consummation by the Seller of the transactions contemplated hereby.

          /S/3.7    Contingent Liabilities
                    ----------------------

                Except for the expense of disposing of the stockpile of CS-1 held in the Seller's inventory, which is a hazardous material, Seller has no knowledge of any contingent liability that could reasonably be expected to have a material adverse effect on the Seller's financial condition.

          /S/3.8    Litigation
                    ----------

                Except as disclosed in the Financial Statements and other documents filed with the Commission, and in Schedule 3.8 hereto, there are no actions, suits, investigations, claims or proceedings ("Litigation") pending or, to the knowledge of the Seller, threatened before any court or by or before any governmental or regulatory authority or arbitrator which could reasonably be expected to have a material adverse effect on the financial condition of Seller.

          /S/3.9    Financial Statements
                    --------------------

                The Financial Statements: (a) have been prepared in accordance with the books of account and records of the Seller; and (b) fairly present, and are true and accurate statements in all material respects of the Seller's financial condition and the results of its operations at the dates and for the periods specified therein; and (c) with respect to the audited portion of the Financial Statements only, have been prepared in accordance with GAAP consistently applied with prior periods.

          /S/3.10   Board Approval
                    --------------

                As of the Closing Date, the Board of Directors of the Seller will have approved this Agreement and the transactions contemplated hereby in accordance with applicable law.

          /S/3.11   Tax Matters
                    -----------

                All material tax returns and tax reports required to be filed by Seller have been timely filed (or appropriate extensions have been obtained or the issue has been remedied in accordance with applicable law) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of the foregoing as filed are true, correct and complete and, in all material respects, reflect accurately all liability for taxes of the Seller for the periods to which such returns

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                                                                Page 52 of 78 of

relate, and all amounts shown as owing thereon have been paid. All income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by the Seller or relating to or chargeable against any of its assets, revenues or income through December 31, 1998, and through the Closing Date, were fully collected and paid by such date or provided for by adequate reserves in the December 31, 1998Financial Statements and all similar items due through the Closing Date will have been fully paid by that date or provided for by adequate reserves.

          /S/3.12   Disclosure
                    ----------

                The Seller has filed within required time periods, in compliance with applicable law, all reports, registration statements and filings, including any necessary amendments thereto ("Filings"), required to be filed by it with the Commission pursuant to the Exchange Act and the Securities Act. No representation or warranty of the Seller contained in this Agreement, and no Filing or certificate furnished by or on behalf of the Seller pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact (in light of the circumstances under which they were made) or omits to state a material fact (in light of the circumstances under which they were made) necessary to make the statements contained therein not misleading.

          /S/3.13   Fully Paid, Non-Assessable
                    --------------------------

          Upon payment in full of the Purchase Price therefor, the Purchased shares will be duly authorized, validly issued and non-assessable.

          /S/3.14   Brokers
                    -------

          Other than Meyerson & Co., which shall receive, warrants to purchase 300,000 shares of the Purchaser common stock (at an exercise price of $1.375, a term of three years, and exercisable 120 days following the Closing hereunder) at the Closing of this transaction as a finder's fee, Seller has not employed or retained the services of any financial advisor, broker, or finder with respect to which the Seller will incur any broker's, finder's, investment banking or similar fees, commissions or expenses, in connection with the transactions contemplated by this Agreement.

          /S/3.15        Contracts, Permits and Material Documents.
                         -----------------------------------------

          Schedule 3.15 attached hereto lists all of the following material agreements: (i) leases and purchase agreements for real property and personal property, in each case, with a purchase price of $100,000 or more or requiring monthly lease payments of $5,000 or more, (ii) material licenses and franchises, the failure to possess which could reasonably be expected to have a material adverse effect on Seller, (iv) promissory notes, guarantees, bonds, letters of credit, mortgages, liens, pledges, and security agreements under which the Seller is bound or under which the Seller is a beneficiary that have initial principal amounts of, or secure obligations of, $100,000 or more, (v) all material patents, trademarks, trade names, copyrights, trade secrets, proprietary rights, symbols, service marks, and logos used or usable by Seller (all of which are owned by Mace Trademark Corp., a wholly-owned subsidiary of Seller), (vi) all material permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties relating to, used in or required for the operation of the Seller businesses and which the failure to possess could reasonably be expected to have a material adverse effect on Seller, and (vii) other contracts, agreements and instruments not listed on another Schedule attached to this Agreement which are binding on the Seller or any of its property or pursuant to which the Seller derives any material benefit or has imposed upon it any material detriment. Neither the Seller nor, to Sellers' knowledge, any person or party to the any of the documents disclosed on Schedule 3.15 ("Material Documents") or bound thereby is in material default under any of the Material Documents, and, to Seller's knowledge, no act or event has occurred which, with notice or lapse of time, or both, would constitute such a default. The Seller is not a party to, and the Seller's property is not bound by, any agreement or instrument which is material to the continued conduct of its business operations as now being conducted and with respect to which a default might materially and adversely affect its financial condition, except as listed in Schedule 3.15.

          /S/3.16     Title.
                      -----

          (a)         The Assets.

          Except as disclosed on Schedule 3.16(a), Seller has good and marketable title to all of its material assets, including, without limitation, all of the assets reflected on the Financial Statements (other than intellectual property). All of such assets are owned by the Seller free and clear of any mortgage, pledge, lien, encumbrance, charge, claim, security agreement, agreement regarding or restricting transfer or title retention or other security arrangement, except for liens and encumbrances listed below in subparagraphs (i) through (iii) ("Permitted Company Assets Encumbrances").

           (i) Liens imposed by law and incurred in the ordinary course of business for indebtedness not yet due to carriers, warehousemen, laborers or materialmen and the like;

           (ii) Liens in respect of pledges or deposits under worker's compensation laws or similar legislation; and

          Liens for property taxes, assessments, or governmental charges not yet subject to penalties for nonpayment.


          (b)  Real Property.  The Seller does not own any real property.
               -------------


          /S/3.17   Employees, Pensions and, ERISA.
                    ------------------------------

          (a) The Seller does not have any contract of employment with an officer or other employee that is not terminable without penalty on notice of two weeks or less, except as listed on Schedule 3.17(a). Jon E. Goodrich and Mark A. Capone are the only employees that have employment agreements with the Seller. No such agreement has a "golden parachute".

          (b) No employee of the Seller is represented by any union. There is no pending or threatened dispute between the Seller and any of its employees which might materially and adversely affect the continuance of any Company's business operations.

          The employee benefit plan, fund or program (within the meaning of the Internal Revenue Code of the United States ("Code") or the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which is currently maintained and/or established or sponsored by the Company or to which the Company currently contributes, or has an obligation to contribute in the future ("Plan") is the Seller's 401(k) Plan.

          The Seller has delivered to the Purchasers (i) a true and complete copy of its 401(k) Plan, and (ii) a true and complete copy of all annual reports for such Plan prepared within the past 5 years, and (iii) all filings submitted to and any correspondence received from any government agency relating to such Plan within the past 5 years.


          (f) Such Plan is administered by Merrill Lynch and, to Seller's knowledge, such Plan is qualified under Section 401(a) and exempt from tax under
Section 501(a) of the Code. Such Plan is not funded through a trust intended to be exempt from tax under Section 501(c) of the Code.

          (g) The 401(k) Plan is administered by Merrill Lynch. To Seller's knowledge, no reportable event (as defined in Section 4043 of ERISA or the regulations thereunder) for which the reporting requirements have not been fully waived, or accumulated funding deficiency whether or not waived (as defined in Section 302 of ERISA), or liability to the Pension Benefit Guaranty Corporation ("PBGC") under Section 4062 of ERISA, nor any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), has occurred or exists with respect to the 401(k) Plan. To Seller's knowledge, such Plan is in substantial compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other law applicable to such Plan, and, to Seller's knowledge, in all material respects, has been administered, operated and managed in substantial accordance with the governing documents of the Plan and the requirements of ERISA. To Seller's knowledge, the Seller has no unfunded obligations or liabilities with respect to any Plan.

          (h) There is no matter, action, audit, suit or claim pending or, to the best knowledge of Seller, threatened relating to such Plan, fiduciary of such Plan or assets of such Plan, before any court, tribunal or government agency.

          (i) To Seller's knowledge, the transaction contemplated herein will not accelerate any liability under such Plan because of an acceleration of any rights or benefits to which any employee may be entitled thereunder.

          (j) The Seller has no obligations with respect to, and makes no contributions to, any Multi-Employer Pension Plan.

          /S/3.18   Legality of Operation.
                    ---------------------

          In regard to the Seller:

          (a) Except as disclosed in Schedule 3.18(a) to this Agreement, and except as to Environmental Laws, as hereinafter defined, the Seller is in material compliance with all Federal, state and local laws, rules and regulations including, without limitation, the following laws: land use laws; payroll, employment, labor, or safety laws; or federal, state or local "anti-trust" or "unfair competition" or "racketeering" laws such as but not limited to the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act ("Law") except to the extent the failure to comply could not reasonably be expected to have a material adverse effect on the Seller's financial condition. Except as disclosed in Schedule 3.18(a), the Seller is in material compliance with all permits, franchises, licenses, and orders that have been issued with respect to the Laws and are or may be applicable to the Seller's property and operations, except to the extent the failure to so comply could not reasonably be expected to have a material adverse effect on Seller's financial condition. Except as set forth on Schedule 3.18(a), with respect to any Law, there are no claims, actions, suits or proceedings pending, or, to the knowledge of the Sellers threatened against or affecting the Seller, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which could reasonably be expected to have a material adverse effect on the Seller's financial condition or which would invalidate this Agreement. Except as disclosed in Schedule 3.18(a), the Seller has received no notification of any past or present failure by the Seller to comply with any Law applicable to it or its assets that could reasonably be expected to have a material adverse effect on the Seller's financial condition.

          Except as disclosed in Schedule 3.18(b) to this Agreement, the Seller is in material compliance with all Federal, state and local laws, rules and regulations relating to environmental issues of any kind and/or the receipt, transport or disposal of any hazardous or non-hazardous waste materials from any source ("Environmental Law")except for noncompliance that could not reasonably be expected to have a material adverse effect on the Seller. Except as disclosed in Schedule 3.18(b), with respect to any Environmental Law the Seller is in material compliance with all permits, licenses, and orders related thereto or issued thereunder with respect to Environmental Laws, as are or may be applicable to the Seller's property and operations, except for such noncompliance that could not reasonably be expected to have a material adverse effect on Seller. Except as set forth on Schedule 3.18(b) there are no Environmental Law related claims, actions, suits or proceedings pending, or, to the knowledge of the Sellers, threatened against or affecting the Seller, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which could reasonably be expected to have a material adverse effect on the Seller or which would invalidate this Agreement. Except as set forth on Schedule 3.18(b), the Seller has not transported, stored, treated or disposed, nor has the Seller allowed any third persons, on its behalf, to transport, store, treat or dispose waste to or at (i) any location other than a site lawfully permitted to receive such waste for such purpose or, (ii) any location currently designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar federal or state statute; nor has the Seller performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which could reasonably be expected to have a material adverse effect on the Seller; and the Seller has not disposed, nor has the Seller knowingly allowed third parties to dispose of waste upon property owned or leased by the Seller other than as permitted by, and in conformity with, applicable Environmental Law except for such disposal that could not reasonably be expected to have a material adverse effect on the Seller. Except as disclosed in Schedule 3.18(b), the Seller has not received notification of any past or present failure by the Seller to comply with any Environmental Law applicable to it or its operations or its assets, except for such notification relating to matters that have been remedied or could not reasonably be expected to have a material adverse effect on Seller. The Seller has not received hazardous waste as defined in the Resource Conservation and Recovery

Act, 42 USCA Section 6901 et seq., or in any similar federal or state statute.
                          -- ---

          (c) Except as disclosed in Schedule 3.18 (e), to Seller's knowledge, no employee, contractor or agent of the Seller has, in the course and scope of employment with the Seller, been harmed by exposure to hazardous materials, as defined under the Laws. No liens with respect to environmental liability have been imposed against the Seller under CERCLA, any comparable Vermont statute or other applicable Law, and, to Seller's knowledge, no facts or circumstances exist which would give rise to the same.

          (d) Attached hereto as Schedule 3.18(d) is a list of all Notice of Violations issued to the Company in the past ten years by any federal, state or local regulatory agency. There are no outstanding or unremedied notices of violation either from a federal, state or local authority.

          (e) To Seller's knowledge, it is not under investigation by any District Attorney or similar state or local official or agency or the Justice Department of the United States of America for the violation of any Laws, including, without limitation, racketeering, unfair competition, or anti-trust. To Seller's knowledge, no facts or circumstances exist which would cause the Seller to be liable for the violation of any Laws including, without limitation, racketeering, unfair competition, or anti-trust.

          (f) Except as set forth in Schedule 3.18(f), all material licenses, approvals, permits and certificates ("Government Authorizations") needed or required for the operation of the Seller's business are set forth on Schedule
3.15. To Seller's knowledge, all such Government Approvals are in full force and effect, the Seller is in compliance with all such Government Approvals, and all such Government Approvals have been validly and legally obtained by the Company.

          /S/3.19   Corrupt Practices.
                    -----------------

          To the Sellers' knowledge, the Seller has not made, offered or agreed to offer anything of value to any employees of any customers of the Seller for the purpose of attracting business to the Seller or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives, nor has the Seller otherwise taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended.

          For purposes of this Article III, a material benefit or material detriment shall be a direct reduction in an assets or an increase of a liability of $500,000 or more.

                                  ARTICLE IV

          Representations, Warranties and Covenants of the Purchasers
          -----------------------------------------------------------

          In order to induce the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, each Purchaser, with respect to himself only, makes the representations, warranties and covenants set forth below to the Seller, which shall be true and accurate as of Closing in all material respects.

          /S/4.1    Organization; Standing and Power
                    --------------------------------

                The Purchaser is an individual. The Purchaser has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

          /S/4.2    Authorization; Enforceability
                    -----------------------------

                This Agreement and any and all other documents to be executed and delivered by the Purchaser pursuant to this Agreement have been duly executed and delivered by the Purchaser, and constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with their terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

          /S/4.3    No Violation or Conflict
                    ------------------------

                The execution, delivery and performance by the Purchaser of this Agreement and the other agreements contemplated hereby: (a) does not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority; and (b) do not, with or without the passage of time or the giving of notice, or both, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, any instrument or agreement to which the Purchaser or any of its Affiliates is a party or by which the Purchaser or any of its Affiliates or any of their respective properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained or waived at or prior to the Closing.

          /S/4.4    ERISA.
                    -----

                The execution and delivery of this Agreement and the purchase of the Purchased Stock by the Purchaser will not involve and prohibited transaction within the meaning of Section 406 of Employee Retirement Income and Security Act or Section 4975 of the Internal Revenue Code for which an exemption is not available by statute or regulation.

          /S/4.5    Purchase for Investment
                    -----------------------

                The Purchased Stock to be acquired hereunder is being acquired for Purchaser's own account and with no intention of distributing or reselling such Purchased Stock or any part thereof in any transaction which would be in violation of the securities laws of the United States of America or any State, without prejudice, however, to Purchaser's right at all times to sell or otherwise dispose of all or any part of such Purchased Stock under a registration under the Securities Act or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of Purchaser's property being at all times within its control. If Purchaser should in the future decide to dispose of any of the Purchased Stock, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act, as then in effect.

          /S/4.6    Restrictive Legend
                    ------------------

          Purchaser understands and agrees that, so long as appropriate, the certificates evidencing the Purchased Stock shall bear the of the following legend: "These securities have not been registered under the Securities Act of 1933 and may be reoffered and sold only if so registered or if an exemption from registration is available."


          /S/4.7    Accredited Investor
                    -------------------

                Purchaser is familiar with the Securities Act and the definition of "accredited investor" and represents that he is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

          /S/4.8    Brokers
                    -------

                Other than Meyerson & Co., which shall receive warrants to purchase 300,000 shares of the Purchaser common stock (at an exercise price of $1.375, a term of three years and exercisable 120 days following the Closing hereunder) at the Closing of this transaction as a finder's fee, Seller has not employed or retained the services of any financial advisor, broker, or finder with respect to which the Seller will incur any broker's, finder's, investment banking or similar fees, commissions or expenses, in connection with the transactions contemplated by this Agreement.


                                   ARTICLE V
                             ADDITIONAL AGREEMENTS
                             ---------------------

          /S/5.1    Survival
                    --------

          All of the respective representations, warranties and obligations of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement as follows: (i) all representations and warranties pertaining to federal, state and local taxes shall survive until the expiration of the applicable statute of limitations on any claim which can be brought against the Seller by tax authorities or governmental agencies or governmental units and (ii) all representations and warranties other than set forth in (i) above shall expire TWELVE months following the Closing Date. Notwithstanding the prior sentence which provides that the representations and warranties expire after certain stated periods of time, if within the stated period of time, a notice of a claim for indemnification or Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

          /S/5.2    Investigation
                    -------------

                Notwithstanding anything to the contrary contained herein, neither party shall have a claim hereunder for breach of a representation , warranty or covenant to the extent such breach was known prior to the Closing Date by the party seeking to bring the claim.

          /S/5.3    Employment
                    ----------

                Seller agrees to appoint Louis Paolino as a director, to name him as Chairman of the Board and to appoint him as Seller's chief executive officer [on substantially the same terms and conditions as are set forth in the form of employment agreement attached hereto as Exhibit A, effective upon Closing of the transactions contemplated by this Agreement.

                Seller agrees to employ each of Robert Kramer, Greg Krzmien, John Poling, David Ehrlich, Stephen Bulboff, Joseph Paolino, Mathew Paolino and Lisa Paolino and on substantially the terms and conditions set forth in Exhibit B attached hereto, with such employment to be effective as of the date hereof.


          /S/5.4    Board of Directors
                    ------------------

                All current directors, other than Jon Goodrich, will resign and Louis Paolino and the persons named in Exhibit C attached hereto will be appointed by the remaining Board member.

          /S/5.5    Private Placement
                    -----------------

                Seller agrees to use its best efforts to sell, in a private placement 1,850,000 shares of its common stock at a purchase price of $2.00 per share to five individuals or entities to be designated by Louis Paolino.


                                  ARTICLE VI

                       Conditions Precedent; Termination
                       ---------------------------------

          /S/6.1    Conditions Precedent to the Obligations of the Purchasers
                    ---------------------------------------------------------

                Each and every obligation of the Purchasers to consummate the transactions described in this Agreement and any and all liability of the Purchasers to the Seller shall be subject to the fulfillment or waiver by Purchasers on, before or simultaneous with the Closing of the following conditions precedent:

                (a) Representations and Warranties True.  Each of the
                    -----------------------------------
representations and warranties of the Seller contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date (except for changes specifically permitted by this Agreement).

                (b) Performance.  The Seller shall have performed and complied
                    -----------
in all material respects with all of the agreements, covenants and obligations under this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

                (c) No Adverse Change.  Except as expressly permitted or
                    -----------------
contemplated by this Agreement, no event or condition shall have occurred which has materially adversely affected or may materially adversely affect in any respect the financial condition since the date hereof.

                (d) Certificates.  The Seller shall have delivered to the
                    ------------
Purchasers a certificate dated the Closing Date, certifying that the conditions specified in Section 6.1(a), (b) and (c) above have been fulfilled and as to such other matters as the Purchasers may reasonably request. The Secretary or Assistant Secretary of the Seller shall have delivered to the Purchasers a certificate, dated the Closing Date, certifying the names and signatures of the officers thereof authorized to sign this Agreement and the Exhibits hereto to which it is a party.

                (e) No Litigation.  No litigation, arbitration or other legal or
                    -------------
administrative proceeding shall have been commenced or be pending by or before any court, arbitration panel or governmental authority or official, and no statute, rule or regulation of any foreign or domestic, national or local government or agency thereof shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered, which in each case enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement.

                (f) Consents.  The Seller shall have obtained all
                    --------
authorizations, consents, waivers and approvals and given all notices as may be required to consummate the transactions contemplated by this Agreement including, but not limited to, approval of the Seller's stockholders, delivery of the Information Statement or notice to the stockholders, as applicable.

                (g) Opinion of Counsel.  An opinion letter from counsel to the
                    ------------------
Seller addressed to the Purchasers, in form and substance satisfactory to the Purchasers, to the effect that the Purchased shares are duly authorized, validly issued and non-assessable, shall have been delivered to Purchasers at the Closing.

                (h) Board/ Shareholder Approval.  The Board of Directors of
                    ---------------------------
Seller shall have approved this Agreement and the transactions contemplated hereby and the holders of a majority of outstanding shares of Seller shall have approved the transactions contemplated hereby.

                (i) Employment Agreements.  Employment Agreements containing
                    ---------------------
substantially the terms and conditions set forth in Exhibit B attached hereto shall have been executed by and between Seller and each of Robert Kramer, Greg Krzamien, John Poling, David Ehrlich, Stephen Bulboff, Joseph Paolino, Mathew Paolino and Lisa Paolino as of the date of this Agreement, effective as of the date of this Agreement.

                (j) Board/President and CEO.  Louis Paolino shall have been
                    ------------------------
appointed to serve as Seller's President and CEO on substantially the same terms as are set forth in the employment agreement attached hereto as Exhibit A hereto and appointed to the Board, effective as of the Closing, and all current directors, other than Jon Goodrich (the "Resigning Board") shall have submitted letters of resignation, effective as of the Closing. The remaining director, Mr. Goodrich , shall have appointed Louis Paolino and the persons named on Exhibit C to fill the vacancies created by the Resigning Board.

                (k) Other Stock Purchases.  Purchaser shall have purchased:
                    ---------------------
(a)1,100,000 shares of Common Stock from Jon Goodrich at a purchase price of $1.375 per share or less, and (b) 100,000 shares of Common Stock from each of two current shareholders at a purchase price of $1.375 per share or less.

                (l) NASDAQ.  Purchasers shall have received comfort, reasonably
                    ------
acceptable to it, that, upon consummation of the transactions contemplated hereby, Seller will not lose its listing on the NASDAQ National Market.

                (m) No Material Adverse Change.  There shall have been no
                    --------------------------
material adverse change in the financial condition of Seller and the Seller shall not have suffered any material loss or damage to its assets since the date of its December 31, 1998 Financial Statements, except as contemplated by Seller's projections. A material adverse change, for the purposes of this subsection (m) shall mean a reduction in equity of $1,000,000 or more.

                (n) Private Placement.  Substantially simultaneously with the
                    -----------------
Closing hereunder, Seller shall have sold, in a private placement, 1,850,000 shares of its common stock at a purchase price of $2.00 per share to five individuals or entities designated by Louis Paolino.

          /S/6.2    Conditions Precedent to the Obligations of Seller
                    -------------------------------------------------

          Each and every obligation of Seller to consummate the transactions described in this Agreement and any and all liability of Seller to the Purchasers shall be subject to the fulfillment or waiver by Seller on or before the Closing Date of the following conditions precedent:

                (a) Representations and Warranties True.  Each of the
                    -----------------------------------
representations and warranties of the Purchasers contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all respects as of the Closing Date with the same force and effect as though made on and as of such date.

                (b) Performance.  The Purchasers have performed and complied in
                    -----------
all respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them on or prior to the Closing Date.

                (c) Certificate.  Each Purchaser shall have delivered to the
                    -----------
Seller a certificate addressed to Seller executed by each Purchaser dated the Closing Date, certifying that the conditions specified in Sections 6.2(a) and
(b) above have been fulfilled.

                (d) Board/Shareholder Approval.  The Board of Directors of the
                    --------------------------
Seller shall have approved this Agreement and the transactions contemplated hereby and the holders of a majority of outstanding shares Seller shall have approved the transactions contemplated hereby.

                (e) Fairness Opinion.  Seller shall have received an opinion
                    ----------------
from an independent investment banking firm that the transactions contemplated hereby are fair, from a financial point of view, to the shareholders of Seller.

                (f) Board/President and CEO.  Louis Paolino shall have been
                    -----------------------
appointed to serve as Seller's President and CEO on substantially the same terms as are set forth in Exhibit A hereto and appointed to the Board, effective as of the Closing, and all current directors, other than Jon Goodrich, (the "Resigning Board") shall have submitted letters of resignation, effective as of the Closing. The remaining director, Mr. Goodrich, shall have appointed Mr. Paolino and the persons named in Exhibit C to fill the vacancies created by the Resigning Board.

                (g) NASDAQ.  Seller shall have received comfort, reasonably
                    ------
acceptable to it, that, upon consummation of the transactions contemplated hereby, Seller will not lose its listing on the NASDAQ National Market.

          /S/6.3    Best Efforts
                    ------------

                Subject to the terms and conditions provided in this Agreement, each of the parties shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers. In furtherance of the foregoing, the Seller shall cooperate fully with Purchaser and the Purchaser shall cooperate fully with the Seller, in accordance with the terms hereof.

          /S/6.4    Termination
                    -----------

                    This Agreement and the transactions contemplated hereby may be terminated (i) at any time by the mutual consent of the parties hereto; (ii) by the Purchaser at any time at or prior to Closing if any of the representations or warranties of the Seller in this Agreement are not in all material respects true, accurate and complete or if the Seller breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) days or thirty (30) days if such breach can be cured within such period of time after written notice thereof.; (iii) by the Seller at any time at or prior to Closing if any of the representations or warranties of the Purchaser in this Agreement are not in all material respects true, accurate and complete or if the Purchaser breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) days or thirty
(30) days if such breach can be cured within such period of time after notice thereof, but in any event prior to the Termination Date, and (iv) by either Purchaser or Seller if the conditions to closing are not satisfied or waived on or prior to July 1, 1999 and the failure to satisfy any condition is not due to the actions or omissions of the party attempting to terminate this Agreement. If this Agreement is terminated pursuant to this Section 6.4, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses (ii) and (iii) above, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement.

                                  ARTICLE VII

                                   Covenants
                                   ---------

          /S/7.1    Seller's Interim Operation
                    --------------------------

                During the period from the date of this Agreement to the Closing Date, except with Purchasers' prior specific written consent or as expressly contemplated by this Agreement the Seller shall not do any of the following (unless otherwise expressly contemplated by this Agreement or permitted in writing by Purchasers):

          (i)    amend its Certificate of Incorporation or By-Laws;

          (ii) issue, sell or authorize for issuance or sale (except pursuant to its non-qualified stock option plan), shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities, or enter into any agreements or commitments of any character obligating it to issue or sell any such securities;

          (iii) declare or pay any stock dividend or similar distribution with respect to its capital stock;

          (iv) grant or make any mortgage or pledge or subject itself or any of its properties or assets to any lien, charge or encumbrance of any kind, except liens for taxes not currently due;

          (v) create, incur or assume any liability or indebtedness in excess of $100,000.00, except for inventory purchases in the ordinary course of business;

          (vi) alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected;

          (vii) enter into any commitment or transaction other than in the ordinary course of business including, but not limited to, the making of any loan to any Person;

          (viii) do any act, or omit to do any act, or permit to the extent within the Seller's control, any act or omission to act which would cause a material violation or breach of any of the representations, warranties; agree, whether in writing or otherwise, to do any of the foregoing.

          /S/7.2    Confidentiality (through Closing Date)
                    --------------------------------------

                Except as otherwise required in the performance of obligations under this Agreement and except as otherwise required by law, any non-public information received by a party or its advisors from the other party shall be kept confidential and shall not be used or disclosed for any purpose other than in furtherance of the transactions contemplated by this Agreement. The obligation of confidentiality shall not extend to information (a) which is or shall become generally available to the public other than as a result of an unauthorized disclosure by a party to this Agreement or a person to whom a party has provided such information, (b) which was available to a party to this Agreement on a nonconfidential basis prior to its disclosure by one party to the other pursuant to this Agreement or (c) which is disclosed by the Purchasers in any legal proceeding requiring any such disclosure. Upon termination of this Agreement, each party shall promptly return any confidential information received from the other party and, upon request, shall destroy any copies of such information in its possession. Notwithstanding anything contained herein to the contrary, the covenants of the parties contained in this Section 7.2 shall survive any termination of this Agreement until the earlier of (i) three (3) years from the date hereof, or (ii) the date when such information becomes generally available to the public.



                                 ARTICLE VIII
                               Indemnification.

          /S/8.1    Indemnification of Purchasers.
                    ------------------------------

          In the event the transaction contemplated hereby is consummated, Seller agrees to defend, indemnify and hold Purchasers and any person claiming by or through Purchasers and their respective successors and assigns harmless from and against, and agrees to reimburse them for, any and all demands, claims, recoveries, obligations, losses, damages, deficiencies and liabilities and all related costs, expenses (including reasonable attorneys' and accountants' fees and disbursements), interest and penalties which any of them shall incur or suffer which arise from, result from or relate to the breach of any of the representations, warranties, covenants or agreements made by Seller in this Agreement.

          /S/8.2    Indemnification of Seller.
                    -------------------------

     In the event the transaction contemplated hereby is consummated, Purchasers will defend, indemnify and hold Seller and its officers, directors, employees and any person claiming by or through Seller and their respective successors and assigns harmless from and against, and agrees to reimburse them for, any and all demands, claims, recoveries, obligations, losses, damages, deficiencies and liabilities and all related costs, expenses (including reasonable attorneys' and accountants' fees and disbursements), interest and penalties which any of them shall incur or suffer which arise from, result from or relate to the breach of any of the representations, warranties, covenants or agreements made by Purchasers in or under this Agreement.

          /S/8.3    Defense and Settlement of Claims.
                    --------------------------------

     If any person entitled to indemnification pursuant to any provision of this Agreement (an "Indemnitee") is threatened in writing with any claim by any Person who is not a party to this Agreement, or any claim is presented in writing to, or any action or proceeding by is formally commenced against, an Indemnitee by any Person who is not a party to this Agreement and such claim, action or proceeding may give rise to the right of indemnification hereunder or reimbursement, the Indemnitee shall give written notice thereof as promptly as reasonably practicable to any indemnifying party, provided that any delay by the Indemnitee in so notifying an indemnifying party shall not relieve any Indemnitor of any liability to the Indemnitee hereunder except to the extent severely prejudiced by such delay.

          /S/8.4    Procedure and Payment.
                    ----------------------

     If after the Closing either Seller or the Purchasers shall become aware of a loss, damage or claim or shall receive notice of a third party claim or alleged third party claim asserting the existence of any matter of the nature as to which the Indemnitee has been indemnified against under this Article VIII by the other party hereto ( the "Indemnitor"), Indemnitee shall promptly notify Indemnitor in writing with respect thereto. In the event of any such third party claim, Indemnitor shall have the right to defend against any such claim with counsel reasonably satisfactory to Indemnitee, provided (i) Indemnitor shall, within ten (10) days after the giving of such notice by Indemnitee, notify Indemnitee that Indemnitor will, at its own cost and expense, defend the same, and (ii) such defense is instituted and continuously maintained in good faith by Indemnitor. In such event the defense may, if necessary, be maintained in the name of Indemnitee. Indemnitee may, if it so elects and at its expense, designate its own counsel to participate with the counsel selected by Indemnitor in the conduct of such defense. Indemnitor shall not permit any lien or execution to attach to any of the assets of the Indemnitee as a result of such claim, and the Indemnitor shall provide such bonds or deposits as shall be necessary to prevent the same. In any event, Indemnitor is obligated to keep Indemnitee fully advised as to the status of such defense. If Indemnitor shall be given notice of a claim as aforesaid and shall fail to notify Indemnitee of its election to defend such claim within the time as prescribed herein, or after having so elected to defend such claim shall fail to institute and maintain such defense in accordance with the foregoing, then Indemnitee shall defend such claim and Indemnitor shall reimburse Indemnitee for the costs of such defense upon demand therefore, which demand shall include a copy of the legal bills and other costs. Such reimbursement shall be made within ten (10) days of demand therefore. If such defense shall be unsuccessful then the Indemnitor shall fully satisfy and discharge the claim within ten (10) days after notice from Indemnitee requesting Indemnitor to do so. Indemnitor shall not be entitled to settle any such claim without the consent of Indemnitee.

                                  ARTICLE IX
                                 Miscellaneous
                                 -------------

          /S/9.1    Notices
                    -------

                Any notice, demand, claim or other communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery, mailing or transmission thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile (transmission confirmed) or prepaid overnight courier to the parties at the addresses set forth herein (or at such other addresses as shall be specified by the parties by like notice). A copy of any notices delivered to the Purchasers shall also be sent to Robert M. Kramer, 1150 First Avenue, Suite 900, King of Prussia, PA 19406, telephone 610-992-4712, fax 610-992-0723. A copy of any notices delivered to the Seller shall also be sent to Germaine Curtin, Esq., 19 Hollywood Ave., Albany, NY 12208, telephone and fax 518-437-9276.

          /S/9.2    Entire Agreement
                    ----------------

                This Agreement contains every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations made prior to the date hereof other than as expressly provided or referred to herein.

          /S/9.3    Binding Effect
                    --------------

                This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns. It is agreed that any Purchaser may assign his rights to purchase the Purchased Stock hereunder to a Person he Controls.

          /S/9.4    Waiver and Amendment
                    --------------------

                Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed by Louis Paolino on behalf of Purchasers, or in the case of Seller, by its President or CFO or other person, who has been authorized by its Board of Directors to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement

          /S/9.4    No Third Party Beneficiary
                    --------------------------

                Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

          /S/9.5    Severability
                    ------------

                In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

          /S/9.6    Expenses
                    --------

                Each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

          /S/9.7    Headings
                    --------

                The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

          /S/9.8    Counterparts
                    ------------

                This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          /S/9.9    Governing Law
                    -------------

                This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of New York without reference to the choice of law principles thereof. In any litigation in connection with or arising out or related to this Agreement, any of the documents referred to herein or transactions contemplated hereby, the Seller irrevocably consents to and confer personal jurisdiction on the courts of the State of New York or the United States located within the City of Albany and expressly waive any objections as to venue in any such courts.

          /S/9.10   Participation of Parties
                    ------------------------

                The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated among all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof. The rules of construction with the "presumption against the drafter" are not applicable as all parties participated in drafting.

          /S/9.11   Further Assurances
                    ------------------

                The parties hereto shall deliver any and all other instruments or documents required to be delivered pursuant to, or take such other action required to be taken, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary instruments of assignment and transfer and such other documents as may be necessary or desirable to transfer ownership of the Purchased Stock.

          /S/9.12   Arbitration
                    -----------

                Any dispute, controversy or claim arising hereunder between the parties shall be settled by arbitration in Albany, New York, in accordance with the commercial rules of the American Arbitration Association, by an arbitration panel consisting of three members, and judgment upon any such arbitration award rendered by the arbitrators may be entered in any court of competent jurisdiction. Such arbitrators shall have knowledge and expertise in the subject matter of the arbitration proceeding. Each of the parties and the arbitrators shall use its best efforts to keep confidential the existence of any dispute and arbitration proceedings and all information relating thereto or submitted in connection therewith and, in the event of judicial proceedings for the enforcement of this paragraph or any award pursuant thereto, shall cooperate to seal the record of any such arbitration or judicial proceeding. Each party to any arbitration shall bear its own expenses in relation thereto, including but not limited to such party's attorneys' fees, if any; provided however that the expenses and fees of the arbitration not capable of being attributed to any one party shall be borne half by the Seller and half by the Purchasers.

          IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.


                         PURCHASER:


                         /s/ Louis D. Paolino Jr.
                         ----------------------------------------------
                         Louis D. Paolino Jr.


                         SELLER:

                         Mace Security International, Inc.

                         By: /s/ Jon E. Goodrich
                             ------------------------------------------
                              Name:   Jon E. Goodrich
                              Title:  President and CEO